Exhibit 99.2

Q3 FY14 Question & Answer

March 20, 2014

1.	What were some examples of brands in the Consumer Foods segment posting sales growth for the quarter?

- Bertolli	- Slim Jim
- Hebrew National	- Swiss Miss
- Libby’s	- Wolf
- Reddi-wip
- Ro*Tel

Sales for Egg Beaters, Hunt’s, Marie Callender’s, and Peter Pan were in line with last year’s sales for the quarter.

2.	What were some examples of brands in the Consumer Foods segment posting sales declines for the quarter?

- ACT II	- Crunch ’n Munch	- Manwich	- Rosarita
- Andy Capp’s	- DAVID	- Orville Redenbacher’s	- Snack Pack
- Banquet	- Healthy Choice	- PAM	- Van Camp’s
- Blue Bonnet	- Kid Cuisine	- Parkay	- Wesson
- Chef Boyardee	- La Choy	- PF Chang’s

3.	What were unit volume changes for the quarter in the Consumer Foods and Commercial Foods segments?

Consumer Foods volume was down 3%.

Commercial Foods volume was up 1%.

4.	How much were capital expenditures from continuing operations for the quarter?

Approximately $139 million (versus approximately $107 million in Q3 FY13).

5.	How much was total depreciation and amortization from continuing operations for the quarter?

Approximately $156 million (versus approximately $113 million in Q3 FY13).

6.	What was the net interest expense for the quarter?

Approximately $95 million (versus approximately $71 million in Q3 FY13); the increase reflects the incremental interest related to the debt incurred to fund acquisitions, principally Ralcorp.

7.	What was Corporate expense for the quarter?

Unallocated Corporate amounts were $50 million of expense in the current quarter and $199 million of expense in the year-ago period, as reported.

Current-quarter amounts include:

•	$52 million of favorable hedge-related impact.

•	$55 million of unfavorable impact related to settling interest rate derivatives and recognizing the loss in the current quarter. This is connected to the company’s decision to forego refinancing debt that matures in the fiscal fourth quarter.

•	$13 million of integration and restructuring costs.

Prior-year period amounts include:

•	$27 million of unfavorable hedge-related impact, and

•	$85 million of other expenses from items impacting comparability.

Excluding these amounts, unallocated Corporate expense was $34 million for the current quarter and $87 million in the year-ago period. The comparable decline largely reflects lower incentive and pension costs.

8.	How much did the company pay in dividends during the quarter?

Approximately $105 million (versus approximately $101 million in Q3 FY13), reflecting an increase in shares outstanding.

9.	What was the weighted average number of diluted shares outstanding for the quarter (rounded)?

Approximately 427 million shares for the quarter.

10.	Did the company repurchase any shares during the quarter?

The company did not repurchase any shares of common stock during the quarter.

11.	What were the gross margins and operating margins for the quarter ($ amounts in millions, rounded)?

Gross margin = segment gross profit* divided by net sales

Gross margin = $922/$4,390 = 21%

Operating margin = segment operating profit** divided by net sales

Operating margin = $475/$4,390 = 11%

*	Gross profit = net sales – costs of goods sold ($4,390 – $3,468 = $922)
**	See third-quarter segment operating results for a reconciliation of operating profit to income from continuing operations before income taxes and equity method investment earnings (loss). Income from continuing operations before income taxes and equity method investment earnings (loss), divided by net sales = $330/$4,390 = 8%.

12.	What is included in the company’s net debt at the end of the quarter (rounded, in millions)?

Q3 FY14
Total debt*	$9,491
Less: Cash on hand	$239

Net debt	$9,252

*	Total debt = notes payable, short-term debt, long-term debt, and subordinated debt.

13.	What is the net-debt-to-total-capital ratio at quarter end?

The net-debt-to-total-capital ratio for the quarter was 62%.

This ratio is defined as net debt divided by the sum of net debt plus shareholders’ equity. See question No. 12 for the components of net debt.

14.	What is the company’s debt reduction target?

The company is on target for at least $1.5 billion of debt reduction by the end of FY15, excluding any repayment funded from the proceeds expected to be received as a result of the Ardent Mills transaction.

15.	What is the projected tax rate for FY14?

The company expects the tax rate to be in the range of 33-34%, excluding items impacting comparability. The company acknowledges that the quarterly rates may be different from this, given the timing of certain matters, but the overall rate is expected to approximate 33-34%.

16.	What are the projected capital expenditures for FY14?

Total capital expenditures for fiscal 2014 are projected to be approximately $625 million.

17.	What is the projected depreciation and amortization expense for FY14?

Total depreciation and amortization for fiscal 2014 is projected to be approximately $600 million.

18.	What is the projected net interest expense for FY14?

Net interest expense for fiscal 2014 is projected to be in the range of $380-$390 million.

19.	What is the current presentation of the quarterly segment sales and operating profits for fiscal years 2013 and 2014, given the reclassification of a small business within the Private Brands segment anticipated to be sold, and the Lightlife brand divestiture completed earlier in FY14, to discontinued operations?

ConAgra Foods, Inc.

Segment Operating Results

(in millions)

(unaudited)

	Fiscal 2013					Fiscal 2014
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
SALES
Consumer Foods	$1,666.8	$2,023.5	$1,939.0	$1,922.1	$7,551.4	$1,649.4	$2,016.1	1,870.4	—	$5,535.9
Commercial Foods	1,462.6	1,526.3	1,466.9	1,611.2	6,067.0	1,533.9	1,574.0	1,456.0	—	4,563.9
Private Brands	172.9	177.4	427.9	1,030.2	1,808.4	997.7	1,106.3	1,063.3	—	3,167.3

Total	3,302.3	3,727.2	3,833.8	4,563.5	15,426.8	4,181.0	4,696.4	4,389.7	—	13,267.1
OPERATING PROFIT
Consumer Foods	208.7	256.7	264.6	270.2	1,000.2	167.1	288.9	266.3	—	722.3
Commercial Foods	161.0	194.7	186.2	189.4	731.3	161.1	169.2	163.5	—	493.8
Private Brands	6.9	7.0	7.0	102.2	123.1	64.9	88.5	44.7	—	198.1

Total operating profit for segments	376.6	458.4	457.8	561.8	1,854.6	393.1	546.6	474.5	—	1,414.2
Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate (expense) income	41.5	(90.6)	(198.6)	(181.3)	(429.0)	(123.5)	(105.6)	(49.5)	—	(278.6)
Interest expense, net	(49.3)	(53.4)	(70.6)	(102.3)	(275.6)	(95.6)	(95.4)	(95.0)	—	(286.0)

Income from continuing operations before income taxes and equity method investment earnings	$368.8	$314.4	$188.6	$278.2	$1,150.0	$174.0	$345.6	$330.0	—	$849.6

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

The current presentation of the quarterly income statement for fiscal years 2013 and 2014 is as follows:

ConAgra Foods, Inc.

Income Statement for Fiscal 2013 and 2014

(in millions)

(unaudited)

	Fiscal 2013					Fiscal 2014
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
Net sales	$3,302.3	$3,727.2	$3,833.8	$4,563.5	$15,426.8	$4,181.0	$4,696.4	4,389.7	—	$13,267.1

Costs and expenses:
Cost of goods sold	2,433.7	2,865.6	2,962.9	3,602.4	11,864.6	3,352.4	3,683.2	3,414.5	—	10,450.1
Selling, general and administrative expenses	450.5	493.8	611.7	580.6	2,136.6	559.0	572.2	550.2	—	1,681.4
Interest expense, net	49.3	53.4	70.6	102.3	275.6	95.6	95.4	95.0	—	286.0
Income from continuing operations before income taxes and equity method investment earnings	368.8	314.4	188.6	278.2	1,150.0	174.0	345.6	330.0	—	849.6
Income tax expense	123.8	109.7	77.7	89.5	400.7	33.1	117.5	90.3	—	240.9
Equity method investment earnings	7.6	12.8	12.0	5.1	37.5	4.1	5.3	11.2	—	20.6

Income from continuing operations	252.6	217.5	122.9	193.8	786.8	145.0	233.4	250.9	—	629.3
Income (loss) from discontinued operations, net of tax	(0.4)	(1.0)	0.5	0.2	(0.7)	2.2	19.0	(14.0)	—	7.2

Net income	252.2	216.5	123.4	194.0	786.1	147.2	252.4	236.9	—	636.5
Less: Net income attributable to noncontrolling interests	2.1	4.9	3.4	1.8	12.2	2.9	3.7	2.6	—	9.2
Net income attributable to ConAgra Foods, Inc.	$250.1	$211.6	$120.0	$192.2	$773.9	$144.3	$248.7	$234.3	—	$627.3

Note on Forward-looking Statements:

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and assumptions and are subject to certain risks, uncertainties and changes in circumstances that could cause actual results to differ materially from potential results discussed in the forward-looking statements. These risks and uncertainties include, among other things: ConAgra Foods’ ability to realize the synergies and benefits contemplated by the acquisition of Ralcorp Holdings, Inc. (“Ralcorp”) and its ability to promptly and effectively integrate the business of Ralcorp; the timing to consummate the potential joint venture combining the flour milling businesses of ConAgra Foods, Cargill, Incorporated, and CHS Inc.; ConAgra Foods’ ability to realize the synergies and benefits contemplated by the potential joint venture; the availability and prices of raw materials, including any negative effects caused by inflation or adverse weather conditions; the effectiveness of ConAgra Foods’ product pricing, including product innovation, any pricing actions and changes in promotional strategies; the ultimate outcome of litigation, including the lead paint matter; future economic circumstances; industry conditions; ConAgra Foods’ ability to execute its operating and restructuring plans; the success of ConAgra Foods’ cost-savings initiatives, and innovation and marketing investments; the competitive environment; operating efficiencies; the ultimate impact of any ConAgra Foods product recalls; access to capital; actions of governments and regulatory factors affecting ConAgra Foods’ businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of ConAgra Foods’ common stock and debt, if any; and other risks described in ConAgra Foods’ reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. ConAgra Foods disclaims any obligation to update or revise statements contained in this document to reflect future events or circumstances or otherwise.